EXHIBIT 2.1

PURCHASE AND SALE AGREEMENT

between

LIGHTSTONE HOLDINGS LLC

as “Seller”

and

PGRT ESH, INC.

as “Purchaser”

Date: As of June 29, 2007

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE AND SALE OF UNITS; PURCHASE PRICE	1
Section 1.1. Purchase and Sale of Units	1
Section 1.2. Purchase Price	1
ARTICLE II CLOSING	2
Section 2.1. Closing Date	2
ARTICLE III CLOSING DELIVERIES	2
Section 3.1. Documents to Be Delivered at the Closing.	2
ARTICLE IV REPRESENTATIONS AND WARRANTIES	3
Section 4.1. Representations and Warranties of Seller	3
Section 4.2. Representations and Warranties of Purchaser	3
ARTICLE V COVENANTS	4
Section 5.1. Tax Indemnification	4
Section 5.2. Consent Dividend	5
ARTICLE VI SURVIVAL OF REPRESENTATIONS AND WARRANTIES	5
Section 6.1. Survival of Representations and Warranties	5
ARTICLE VII MISCELLANEOUS	5
Section 7.1. Notices	5
Section 7.2. Expenses	6
Section 7.3. Waiver of Provisions	6
Section 7.4. Further Assurances	6
Section 7.5. Successors and Assigns	7
Section 7.6. No Third Party Beneficiary	7
Section 7.7. Entire Agreement/Amendments	7
Section 7.8. Severability	7
Section 7.9. Captions	7
Section 7.10. Counterparts	7
Section 7.11. No Waiver	7
Section 7.12. Governing Law	8

LIST OF EXHIBITS:

Exhibit A:	Form of Assignment and Assumption of Units*
Exhibit B:	Form of Opinion of Proskauer Rose LLP*
Exhibit C-1:	LLC Agreement Certificate of Seller*
Exhibit C-2	LLC Agreement Certificate of Purchaser*

i

* Omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant shall furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT dated as of June 29, 2007 (this “Agreement”) by and between Lightstone Holdings LLC, a Delaware limited liability company (“Seller”), and PGRT ESH, Inc., a Delaware corporation (“Purchaser”) and, solely for the limited purpose of agreement to the obligations under Articles V and VI hereof, David Lichtenstein, an individual.

RECITALS

WHEREAS, Seller is the owner of 71.180412 Series A-2 units and 71.180412 Common A-2 units (collectively, the “Units”) in BHAC Capital IV, L.L.C., a Delaware limited liability company (the “Company”) and the parent of Extended Stay Inc., a Delaware corporation (“ESI”); and

WHEREAS, Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, all of Seller’s right, title and interest in the Units in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF UNITS; PURCHASE PRICE

Section 1.1.    Purchase and Sale of Units. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined below), the Purchaser shall purchase from the Seller, and the Seller shall sell, transfer and convey to the Purchaser, all of its right, title and interest in and to the Units, free and clear of all liens, charges, pledges, claims or other encumbrances of any kind.

Section 1.2.    Purchase Price. The purchase price (“Purchase Price”) for the Units shall be $120,000,000, payable by the Purchaser at the Closing to Seller, to the deposit account of David Lichtenstein at Citibank, Account No. __________, ABA No. __________.

ARTICLE II

CLOSING

Section 2.1.    Closing Date. The purchase and sale of the Units (the “Closing”) shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, 10036, on the date of this Agreement (the “Closing Date”).

ARTICLE III

CLOSING DELIVERIES

Section 3.1.	Documents to Be Delivered at the Closing.
(a)	At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

(i)        an assignment and assumption of the Units, in the form of Exhibit A hereto (the “Assignment and Assumption of Units”), duly executed by Seller;

(ii)	certificates representing the Units;

(iii)      an opinion of Proskauer Rose LLP, dated the Closing Date, in the form of Exhibit B hereto;

(iv)      a certificate in the form of Exhibit C-1 hereto, duly executed by Seller, as contemplated by Section 8.04(a)(iii) of that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 29, 2007 (as the same may be modified, amended or restated from time to time, the “Company LLC Agreement”);

(v)       an Acknowledgment and Agreement of the Chief Executive Officer of the Company confirming, among other things, that Citicorp USA, Inc. (the “Lender”) has a security interest in the Units and such interest has been registered in the books of the Company, that such security interest does not violate any of the Company’s organizational documents and that the Company will follow Lender’s instructions with respect to any distributions payable on the account of, or any other proceeds of the Units; and

(vi)      such other documents as may be reasonably requested by Purchaser or its financing sources.

(b)	At Closing, Purchaser shall deliver or cause to be delivered to Seller:

(i)        the Assignment and Assumption of Units, duly executed by Purchaser;

(ii)       a certificate in the form of Exhibit C-2 hereto, duly executed by Purchaser, as contemplated by Section 8.04(a)(iii) of the Company LLC Agreement; and

(iii)      a joinder agreement, in the form attached as Exhibit C to that certain Amended and Restated Securityholders’ Agreement, dated as of June 29, 2007, by and among the Company and the other securityholders party thereto, duly executed by Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.    Representations and Warranties of Seller. The Seller represents and warrants to Purchaser as of the date hereof:

(a)       Organization. Seller is a limited liability company duly organized, validly existing and in good standing in the State of Delaware.

(b)       Authorization. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and binding agreement that is enforceable against the Seller in accordance with and subject to its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors and general principles of equity.

(c)       No Conflict. The execution, delivery and performance of this Agreement do not violate the organizational documents of the Seller or any material agreement to which Seller is a party or by which it is bound.

(d)       Legal Action Against Purchaser. There is no action pending against Seller before any governmental authority that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

(e)       Ownership. Seller is the sole holder and owner, of record and beneficially, of the Units, free and clear of all liens, charges, pledges, claims or other encumbrances of any kind. Upon purchase and payment therefor by Purchaser in accordance with the terms of this Agreement, good and valid title to the Units shall be transferred to Purchaser free and clear of all liens, charges, pledges, claims or other encumbrances of any kind.

(f)	Company Assets. The Company has no assets other than shares in ESI.

(g)       Tax Opinion. A true and correct copy of the tax opinion of Simpson Thacher & Bartlett, dated June 11, 2007, regarding the qualification of ESI as a real estate investment trust under the Internal Revenue Code, has been delivered to the Purchaser prior to the date hereof.

Section 4.2.    Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that, as of the date hereof:

(a)       Organization. Purchaser is a corporation duly organized, validly existing and in good standing in the State of Delaware.

(b)       Authorization. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes a valid and binding agreement that is enforceable against Purchaser in accordance with and subject to its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors and general principles of equity.

(c)       No Conflict. The execution, delivery and performance of this Agreement do not violate the organizational documents of the Purchaser or any material agreement to which Purchaser is a party or by which it is bound.

(d)       Legal Action Against Purchaser. There is no action pending against Purchaser before any governmental authority that would materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement.

(e)       Investment Representations. Purchaser (i) is acquiring the Units for itself for investment purposes only, and not with a view to distribution (as defined in the Securities Act of 1933, as amended (the “Securities Act”)), (ii) has been advised and understands that such Units have not been and shall not be registered under the Securities Act, or any applicable state securities laws and, therefore, cannot be resold unless such Units are registered under the Securities Act and all applicable state securities laws, or unless exemptions from registration are available, and (iii) has, either alone or with its “purchaser representative” as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company.

ARTICLE V

COVENANTS

Section 5.1.    Tax Indemnification. Each of Seller and David Lichtenstein hereby, jointly and severally, indemnify, defend and hold harmless Purchaser and Prime Group Realty Trust, a Maryland real estate investment trust (“PGRT”), and the affiliates, officers, directors, trustees, members, managers, agents and employees of each of them, from and against any and all claims, liabilities, losses, damages, penalties, costs or expenses (including reasonable attorneys’ fees and expenses) incurred by any of them as a result of any adverse tax consequences arising from Purchaser’s purchase and ownership of the Units hereunder, including, without limitation, any adverse tax consequences arising from (i) the recognition of income from the Units by PGRT that is not accompanied by a cash distribution to PGRT of the same amount; (ii) ESI's failure to continue to qualify as a REIT for federal tax purposes; (iii) the Company undertaking any business other than its ownership of ESI and (iv) a default on that certain promissory note, in the principal amount of $120,000,000, made by Purchaser in favor of Lender (the "Citibank Note"); provided, however, that, except to the extent resulting from an item enumerated in clauses (ii), (iii) or (iv) of this Section 5.1, the obligation to pay income taxes on any income received in cash by the Purchaser (and which Purchaser is not prohibited from distributing to PGRT pursuant to the loan agreement relating to the Citibank Note) shall not be deemed an adverse tax consequence. The obligations under this Section 5.1 shall survive the Closing.

Section 5.2.    Consent Dividend. David Lichtenstein hereby agrees, solely at PGRT’s election, to consent to Prime Office Company LLC’s receiving a “consent dividend”, as described under Sections 565 and 857 of the Internal Revenue Code, in an amount equal to any income or gain recognized by PGRT as a result of any default on the Citibank Note. Notwithstanding the foregoing, the parties acknowledge that they do not expect any income or gain as result of any default on the Citibank Note. The obligations under this Section 5.2 shall survive the Closing.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 6.1.    Survival of Representations and Warranties. The representations and warranties in this Agreement and any other Transaction Document shall survive the Closing hereunder.

ARTICLE VII

MISCELLANEOUS

Section 7.1.    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered personally or by prepaid overnight courier, with a record of receipt or (ii) the day of transmission, if sent by facsimile or telecopy during regular business hours or the day after transmission, if sent after regular business hours (with a copy promptly sent by prepaid overnight courier with record of receipt or by certified mail, return receipt requested), to the parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a party may have specified by notice given to the other parties pursuant to this provision):

If to Seller:

Lightstone Holdings, LLC

c/o The Lightstone Group, LLC

326 Third Street

Lakewood, NJ 08701

Telephone: (732) 367-0129

Fax: (201) 831-0601

Attention: David Lichtenstein

With a copy (which shall not constitute notice) to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Telephone: (212) 969-3000

Fax: (212) 969-2900

Attention: Peter Fass

If to Purchaser:

PGRT ESH, INC.

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Telephone: (312) 917-4237

Fax: (312) 917-3937

Attention: James F. Hoffman

With a copy (which shall not constitute notice) to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Telephone: (312) 558-5600

Fax: (312) 558-5700

Attention: Wayne D. Boberg

Section 7.2.    Expenses. Seller shall bear all third party out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred by each of Seller and Purchaser in connection herewith, including any such costs incurred by Purchaser in financing the acquisition.

Section 7.3.    Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party hereto at any time or times to require performance of any provision of this Agreement shall in no manner affect such party’s right at a later date to enforce the same provision or any other provision. No waiver by any party hereto of any condition or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver by such party of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

Section 7.4.    Further Assurances. In addition to the obligations required to be performed hereunder by Seller and Purchaser at or prior to the Closing, each party, from and after the Closing, shall execute, acknowledge and/or deliver such other instruments as may reasonably be requested in order to effectuate the purposes of this Agreement; provided, however, that the foregoing provisions of this Section 7.4 shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligation (beyond that imposed upon it under the documents delivered by such party at the Closing and the other provisions of this Agreement which survive the Closing).

Section 7.5.    Successors and Assigns. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to, be binding upon and inure to the benefit of Seller and Purchaser, their successors and permitted assigns.

Section 7.6.    No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Seller, Purchaser and, as applicable, PGRT, and their successors and permitted assigns. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Seller, Purchaser and PGRT, and their successors and permitted assigns, any rights of any nature whatsoever.

Section 7.7.    Entire Agreement/Amendments. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof. No amendment to any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

Section 7.8.    Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained herein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

Section 7.9.    Captions. The captions of the Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 7.10.  Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Seller and Purchaser shall bind Seller and Purchaser as if they had each executed the same counterpart. Facsimile or pdf (portable data format) copies shall be deemed to be originals.

Section 7.11.  No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

Section 7.12.  Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

SELLER:

LIGHTSTONE HOLDINGS LLC

By:	/s/ DAVID LICHTENSTEIN
Name:	David Lichtenstein
Title:	Managing Member

PURCHASER:

PGRT ESH, INC.

By:	/s/ DAVID LICHTENSTEIN
Name:	David Lichtenstein
Title:	Chairman

The undersigned is executing this Agreement solely for the limited purpose of agreement to the obligations under Articles V and VI hereof:

/s/ DAVID LICHTENSTEIN
David Lichtenstein